EXHIBIT 99.1
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                         SOUTHWEST GAS CORPORATION
                       SUMMARY STATEMENTS OF INCOME
                 (In thousands, except per share amounts)
                               (Unaudited)

                                                          THREE MONTHS ENDED              YEAR ENDED
                                                             DECEMBER 31,                DECEMBER 31,
                                                       ------------------------    ------------------------
                                                          1996          1995          1996          1995
                                                       ----------    ----------    ----------    ----------
Operating margin - weather normalized                  $  126,366    $  122,542    $  381,781    $  364,046
Weather related impacts                                    (5,000)      (19,000)      (23,000)      (28,000)
                                                       ----------    ----------    ----------    ----------
Operating margin realized                                 121,366       103,542       358,781       336,046
Operations and maintenance expenses                        53,807        47,682       198,364       187,969
Depreciation, amortization, and general taxes              23,368        22,189        95,599        89,665
                                                       ----------    ----------    ----------    ----------
Operating income                                           44,191        33,671        64,818        58,412
Net interest deductions                                    13,675        13,697        53,003        53,354
Preferred securities distribution                           1,369           913         5,475           913
                                                       ----------    ----------    ----------    ----------
Pretax utility income                                      29,147        19,061         6,340         4,145
Utility income tax expense                                 11,318         7,309         1,997           858
                                                       ----------    ----------    ----------    ----------
Net utility income                                         17,829        11,752         4,343         3,287
Other income (expense), net                                  (124)         (243)         (424)         (633)
                                                       ----------    ----------    ----------    ----------
Contribution to net income - gas operations                17,705        11,509         3,919         2,654
Contribution to net income - construction services            591            --         2,655            --
Discontinued operations - PriMerit Bank                        --       (18,864)           --       (17,536)
                                                       ----------    ----------    ----------    ----------
Net income (loss)                                          18,296        (7,355)        6,574       (14,882)
Preferred dividends                                            --            22            --           307
                                                       ----------    ----------    ----------    ----------
Net income (loss) applicable to common stock           $   18,296    $   (7,377)   $    6,574    $  (15,189)
                                                       ==========    ==========    ==========    ==========
Earnings per share - gas operations                    $     0.67    $     0.47    $     0.15    $     0.10
Earnings per share - construction services                   0.02            --          0.10            --
Earnings (loss) per share - discontinued operations            --         (0.77)           --         (0.76)
                                                       ----------    ----------    ----------    ----------
Earnings (loss) per share of common stock              $     0.69    $    (0.30)   $     0.25    $    (0.66)
                                                       ==========    ==========    ==========    ==========
Average outstanding common shares                          26,640        24,350        25,888        23,167
                                                       ==========    ==========    ==========    ==========
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